                                                                     EXHIBIT (i)







                                              February 28, 2002



ABN AMRO Funds
161 North Clark Street
Chicago, Illinois  60601

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement") being filed by ABN AMRO Funds, a Delaware business trust (the "Trust"), in connection with the public offering from time to time of units of beneficial interest, no par value ("Shares") in the following series (the "Funds"), which are further classified and designated as one or more of Class N, I, S, Y and YS as follows: Montag & Caldwell Growth Fund (Class N and
I), ABN AMRO/Chicago Capital Growth Fund (Class N and I), ABN AMRO/Veredus Aggressive Growth Fund (Class N and I), ABN AMRO/Veredus Select Growth Fund (Class N), Montag & Caldwell Balanced Fund (Class N and I), ABN AMRO/Chicago Capital Balanced Fund (Class N and I), ABN AMRO/Chicago Capital Bond Fund (Class N and I), ABN AMRO/Chicago Capital Municipal Bond Fund (Class N), ABN AMRO Growth Fund (Class N), ABN AMRO/TAMRO Large Cap Value Fund (Class N), ABN AMRO Value Fund (Class N), ABN AMRO/Talon Mid Cap Fund (Class N), ABN AMRO/TAMRO Small Cap Fund (Class N), ABN AMRO/Chicago Capital Small Cap Value Fund (Class
N), ABN AMRO/Veredus SciTech Fund (Class N), ABN AMRO Small Cap Fund (Class N), ABN AMRO Real Estate Fund (Class N), ABN AMRO/Chicago Capital Money Market Fund (Class N), ABN AMRO International Equity Fund (Class N), ABN AMRO Latin America Equity Fund (Class N), ABN AMRO Asian Tigers Fund (Class N), ABN AMRO Institutional Prime Money Market Fund (Class Y and YS), ABN AMRO Institutional Government Money Market Fund (Class Y and YS), ABN AMRO Institutional Treasury Money Market Fund (Class Y and YS), ABN AMRO Money Market Fund (Class I and S), ABN AMRO Tax-Exempt Money Market Fund (Class I and S), ABN AMRO Government Money Market Fund (Class I and S) and ABN AMRO Treasury Money Market Fund (Class I and
S).


         As counsel to the Trust we have examined such Trust records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

VEDDER PRICE

ABN AMRO Funds
February 28, 2002
Page 2


         Based upon the foregoing, and assuming that the Trust's Trust Instrument and the Certificate of Trust, dated September 8, 1993 and filed on September 10, 1993, as amended by the Certificate of Amendment dated February 25, 1998 and filed on March 3, 1998, and the Certificate of Amendment, dated September 10, 2001, and the Trust's By-Laws dated September 10, 1993, as amended March 18, 1999, are presently in full force and effect and have not been amended in any respect except as provided above, and that the resolutions adopted by a Written Consent dated September 20, 2001 and the Board of Trustees of the Trust on September 20, 2001, relating to organizational matters, securities matters and the issuance of the Shares described in the Registration Statement are presently in full force and effect and have not been amended in any respect, we advise you and opine that (a) the Trust is a Delaware business trust validly existing under the laws of the State of Delaware and is authorized to issue an unlimited number of Shares in the Funds; and (b) presently and upon such further issuance of the Shares in accordance with the Trust's Trust Instrument and the receipt by the Trust of a purchase price not less than the net asset value per Share and when the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with, and assuming that the Trust continues to validly exist as provided in (a) above, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

         This opinion is solely for the benefit of the Trust, the Trust's Board of Trustees and the Trust's officers and may not be relied upon by any other person without our prior written consent. We hereby consent to the use of this opinion in connection with said Post-Effective Amendment.

                                             Very truly yours,





                                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ
CGO/RJM